NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FOURTH QUARTER PROFIT AND FULL REDEMPTION OF TARP

OLNEY, MARYLAND, January 27, 2011 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income available to common stockholders for the fourth quarter of 2010 of $6.6 million ($0.27 per diluted share) compared to a net loss available to common stockholders of $4.4 million (($0.27) per diluted share) for the fourth quarter of 2009 and net income available to common stockholders of $6.4 million ($0.27 per diluted share) for the third quarter of 2010. The fourth quarter of 2010 included a provision for loan and lease losses of $2.3 million compared to $21.1 million for the fourth quarter of 2009 and $2.5 million for the third quarter of 2010.

Net income available to common stockholders for the year ended December 31, 2010 totaled $17.4 million ($0.78 per diluted share) compared to a net loss available to common stockholders of $19.7 million (($1.20) per diluted share) for the prior year. The results included a provision for loan and lease losses totaling $25.9 million for the year ended December 31, 2010 compared to a provision for loan and lease losses of $76.8 million for the year ended December 31, 2009.

“We are very pleased to report that we have redeemed the remainder of the preferred stock issued under TARP,” said Daniel J. Schrider, President and Chief Executive Officer.  “We believe this validates our turnaround in performance, which is  largely driven by the substantial improvement in credit quality. The provision for loan losses has continued to decline for the last several quarters due primarily to the efforts of our credit team to reduce the level of non-performing loans. However, we recognize the need to focus on the continuing resolution of problem credits. Our consistent expense control and improved net interest margin continue to be major drivers of our improved performance and return to profitability. We believe that our consistent emphasis on the fundamental elements of community banking will serve us well as the business climate slowly improves,” said Schrider.

“Looking forward to the future, we will be dealing with the uncertain effects of the recently passed health care law, financial reform and tax legislation, together with the added threat of volatile international markets and an extended economic recovery period. This has created an extremely challenging environment for both consumers and small businesses locally that has limited business expansion and the creation of new jobs. We do, however, remain optimistic that our strategies to originate quality loans across our markets will produce positive growth in the coming year,” said Schrider.

Fourth Quarter and Full Year Highlights:

•
In the fourth quarter, the Company redeemed the remainder of the original $83.0 million in preferred stock issued to the U.S. Treasury under the TARP Capital Purchase Program. The Company is currently negotiating with the Treasury to repurchase the related warrant.

•
The provision for loan and lease losses totaled $2.3 million for the quarter compared to $21.1 million for the fourth quarter of 2009. For the year, the provision for loan and lease losses totaled $25.9 million compared to $76.8 million in 2009.

•
Non-performing assets declined to $89.3 million compared to $141.2 million at December 31, 2009. This decrease also resulted in a coverage ratio of the allowance for loan and lease losses compared to non-performing loans of 78% at December 31, 2010 compared to a ratio of 48% at December 31, 2009.

•
Loan charge-offs, net of recoveries, totaled $7.5 million for the fourth quarter of 2010 compared to $19.5 million for the fourth quarter of 2009. For the year, net charge-offs totaled $28.3 million compared to $62.7 million in 2009.

•
The net interest margin was 3.61% for the fourth quarter of 2010 compared to 3.40% for the fourth quarter of 2009 and 3.64% for the third quarter of 2010. For the year, the net interest margin increased to 3.60% compared to 3.29% for 2009.

•	Non-interest expenses increased 5% for the fourth quarter of 2010 compared to the fourth quarter of 2009. For the full year of 2010, noninterest expenses remained level compared to 2009.

Review of Balance Sheet and Credit Quality

Comparing December 31, 2010 balances to December 31, 2009, total assets decreased 3% to $3.5 billion. Total loans and leases decreased 6% to $2.2 billion compared to the prior year. This decrease in loans was attributable to declines in all major categories of the loan portfolio due to a lack of loan demand resulting from the current state of the economy and due to charge-offs and pay-downs on non-performing loans. Total loans decreased 1% compared to the third quarter of 2010.

Customer funding sources, which include deposits and other short-term borrowings from core customers, decreased 5% compared to the prior year and 2% compared to the third quarter of 2010. The decrease compared to the prior year was due primarily to a decline of 20% in certificates of deposit. This planned decrease was due mainly to a reduction in rates as the Company managed its net interest margin. In addition, money market accounts declined 8% due mainly to clients’ redeployment of funds in the face of low rates and rising equity markets. These trends were somewhat offset by an increase of 8% in the combined balances of noninterest-bearing deposits, traditional savings and interest-bearing checking accounts as clients continued to emphasize safety and liquidity.

Stockholders’ equity totaled $407.6 million at December 31, 2010, and represented 11.6% of total assets, compared to 10.3% at December 31, 2009.  At December 31, 2010 the Company had a total risk-based capital ratio of 15.37%, a tier 1 risk-based capital ratio of 14.11% and a tier 1 leverage ratio of 10.30%.

The provision for loan and lease losses totaled $2.3 million for the fourth quarter of 2010 compared to $21.1 million for the fourth quarter of 2009 and $2.5 million for the third quarter of 2010. The decrease compared to both the prior year quarter and the third quarter of 2010 was due to a lower level of non-performing loans. The decrease in the provision was the direct result of early identification of problem credits,  provision of related loan loss reserves and the aggressive work out or charge-off of these problem credits.

Loan charge-offs, net of recoveries, totaled $7.5 million for the fourth quarter of 2010 compared to net charge-offs of $19.5 million for the fourth quarter of 2009 and net charge-offs of $6.5 million for the third quarter of 2010. The allowance for loan and lease losses represented 2.88% of outstanding loans and leases and 78% of non-performing loans at December 31, 2010 compared to 2.81% of outstanding loans and leases and 48% of non-performing loans at December 31, 2009 and 3.08% of outstanding loans and leases and 72% of non-performing loans at September 30, 2010. Non-performing loans includes accruing loans 90 days or more past due.

Non-performing assets totaled $89.3 million at December 31, 2010 compared to $141.2 million at December 31, 2009 and $103.6 million at September 30, 2010. The decrease compared to the prior year was due primarily to a decrease in non-accrual loans, particularly in the commercial real estate mortgage and construction portfolios as a result of charge-offs and pay-downs on existing problem credits and a significant reduction in the migration of new credits to non-performing status.

Income Statement Review

Comparing the fourth quarter of 2010 and 2009, net interest income increased by $1.1 million, or 4%. This increase was due primarily to the decline in rates paid on deposits. This resulted in a higher net interest margin for the fourth quarter of 2010 of 3.61% compared to 3.40% for fourth quarter of 2009.

Non-interest income increased $0.5 million or 4% to $12.0 million for the fourth quarter of 2010 compared to $11.5 million for the fourth quarter of 2009. Gains on sales of investment securities increased $0.3 million. Gains on sales of mortgage loans increased $0.3 million or 63% due largely to higher refinancing volumes. Fees on sales of investment products increased $0.2 million or 28% due to higher assets under management and higher sales of financial products, while trust and investment management fees increased $0.4 million or 19% due primarily to an increase in assets under management. Insurance agency commissions increased $0.2 million or 21% due to higher commissions on physician’s liability insurance. Visa check fees increased $0.1 million or 14% due to increased volume of electronic transactions.  These gains were somewhat offset by a decrease of $0.6 million or 19% in service charges on deposits due to lower overdraft fees. Other noninterest income also decreased $0.4 million or 17% due mainly to lower mark to market adjustments on commercial loan swaps.

Non-interest expenses were $26.5 million in the fourth quarter of 2010 compared to $25.3 million in the fourth quarter of 2009, an increase of $1.2 million or 5%. Salaries and benefits expense increased $0.9 million or 7% due primarily to higher salary expenses.  Other noninterest expenses increased $0.4 million or 9% due largely to losses on sales of other real estate owned and loan work out expenses.

Comparing the year ended December 31, 2010 and 2009, net interest income increased by $11.9 million, or 11%. This increase was due primarily to the decline in rates paid on deposits, which more than offset the decrease in the yield on interest-earning assets. The net interest margin for 2010 increased to 3.60% compared to a net interest margin of 3.29% for the prior year.

Non-interest income increased $0.7 million or 2% to $46.0 million for the year ended December 31, 2010 as compared to $45.3 million in 2009. This increase was due primarily to fees on sales of investment products, which increased $0.6 million or 22% resulting from growth in sales of financial products. In addition, trust and investment management fees increased $0.9 million or 9% due to growth in assets under management, while Visa check fees increased $0.4 million or 14% due to an increased volume of electronic transactions. Other noninterest income also increased $0.2 million or 3% due primarily to higher mark to market adjustments on commercial loan swaps.   These increases were somewhat offset by a decline of $1.1 million or 10% in service charges on deposits due to lower commercial account analysis fees and return check charges.

Non-interest expenses remained level at $103.1 million for the year ended December 31, 2010 compared to 2009. Salary and benefits expenses increased $1.0 million or 2% due to increased salary expenses. Marketing expenses increased $0.2 million or 9% while outside data services increased $0.3 million or 7%. Other noninterest expenses increased $2.0 million or 12% due primarily to losses on sales of other real estate owned, loan workout fees and accrued expenses on loans sold with recourse. These increases were largely offset by a decrease of $1.6 million or 26% in FDIC insurance expense due mainly to a $1.7 million one time special assessment by the FDIC in the second quarter of 2009 and a decrease in intangibles amortization of $1.7 million or 46% due to intangibles from branch acquisitions that had fully amortized during the third quarter of 2009.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter and full year results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-380-5664. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) February 27, 2011.  A telephone voice replay will also be available during that same time period at 800-642-1687.  Please use pass code #3614119 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.5 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:   DSchrider@sandyspringbank.com
   PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(Dollars in thousands, except per share data)	2010	2009	Change	2010	2009	Change
Results of Operations:
Net interest income	$28,953	$27,833	4%	$115,607	$103,708	11%
Provision for loan and lease losses	2,323	21,084	(89)	25,908	76,762	(66)
Non-interest income	12,046	11,534	4	45,993	45,287	2
Non-interest expenses	26,525	25,323	5	103,123	103,085	-
Income (loss) before income taxes	12,151	(7,040)	-	32,569	(30,852)	-
Net income (loss)	8,276	(3,218)	-	23,520	(14,855)	-
Net income (loss) available to common stockholders	$6,604	$(4,421)	-	$17,371	$(19,665)	(188)

Return on average assets (1)	0.73%	(0.48)%		0.48%	(0.55)%
Return on average common equity (1)	6.34%	(4.66)%		4.56%	(6.35)%
Net interest margin	3.61%	3.40%		3.60%	3.29%
Efficiency ratio - GAAP (3)	64.70%	64.33%		63.81%	69.19%
Efficiency ratio - Non-GAAP (3)	62.15%	61.25%		60.89%	64.82%

Per share data:
Basic net income (loss)	$0.34	$(0.20)	-%	$1.05	$(0.90)	-%
Basic net income (loss) per common share	0.27	(0.27)	(200)	0.78	(1.20)	(165)
Diluted net income (loss)	0.34	(0.20)	-	1.05	(0.90)	-
Diluted net income (loss) per common share	0.27	(0.27)	(200)	0.78	(1.20)	(165)
Dividends declared per common share	0.01	0.01	-	0.04	0.37	(89)
Book value per common share	16.95	17.80	(5)	16.95	17.80	(5)
Average fully diluted shares	24,087,482	16,477,925	46	22,380,135	16,448,580	36

Financial Condition at period-end:
Assets	$3,519,388	$3,630,478	(3)%	$3,519,388	$3,630,478	(3)%
Total loans and leases	2,156,232	2,298,010	(6)	2,156,232	2,298,010	(6)
Investment securities	1,042,943	1,023,799	2	1,042,943	1,023,799	2
Deposits	2,549,872	2,696,842	(5)	2,549,872	2,696,842	(5)
Stockholders' equity	407,569	373,586	9	407,569	373,586	9

Capital ratios:
Tier 1 leverage	10.30%	9.09%		10.30%	9.09%
Tier 1 capital to risk-weighted assets	14.11%	12.01%		14.11%	12.01%
Total regulatory capital to risk-weighted assets	15.37%	13.27%		15.37%	13.27%
Tangible common equity to tangible assets (4)	9.51%	5.95%		9.51%	5.95%
Average equity to average assets	12.41%	10.36%		12.21%	10.94%

Credit quality ratios:
Allowance for loan and lease losses to total loans and leases	2.88%	2.81%		2.88%	2.81%
Nonperforming loans to total loans and leases	3.69%	5.82%		3.69%	5.82%
Nonperforming assets to total assets	2.54%	3.89%		2.54%	3.89%
Annualized net charge-offs to average
loans and leases (2)	1.37%	3.34%		1.27%	2.61%

(1)	Calculation utilizes net income available to common stockholders.
(2)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)	The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income.
The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.
(4)
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2010	2009	2010	2009
GAAP efficiency ratio:
Non-interest expenses	$26,525	$25,323	$103,123	$103,085
Net interest income plus non-interest income	$40,999	$39,367	$161,600	$148,995

Efficiency ratio–GAAP	64.70%	64.33%	63.81%	69.19%

Non-GAAP efficiency ratio:
Non-interest expenses	$26,525	$25,323	$103,123	$103,085
Less non-GAAP adjustment:
Amortization of intangible assets	472	496	1,959	3,646
Non-interest expenses as adjusted	$26,053	$24,827	$101,164	$99,439

Net interest income plus non-interest income	$40,999	$39,367	$161,600	$148,995
Plus non-GAAP adjustment:
Tax-equivalent income	1,352	1,376	4,836	4,839
Less non-GAAP adjustments:
Securities gains	473	211	796	418
OTTI recognized in earnings	(43)	-	(512)	-
Net interest income plus non-interest income - as adjusted	$41,921	$40,532	$166,152	$153,416

Efficiency ratio–Non-GAAP	62.15%	61.25%	60.89%	64.82%

Tangible common equity ratio:
Total stockholders' equity	$407,569	$373,586	$407,569	$373,586
Accumulated other comprehensive income (loss)	2,620	2,652	2,620	2,652
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(6,579)	(8,537)	(6,579)	(8,537)
Preferred stock	-	(80,095)	-	(80,095)
Tangible common equity	$326,794	$210,790	$326,794	$210,790

Total assets	$3,519,388	$3,630,478	$3,519,388	$3,630,478
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(6,579)	(8,537)	(6,579)	(8,537)
Tangible assets	$3,435,993	$3,545,125	$3,435,993	$3,545,125

Tangible common equity ratio	9.51%	5.95%	9.51%	5.95%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

	December 31,
(Dollars in thousands)	2010	2009
Assets
Cash and due from banks	$44,696	$49,430
Federal funds sold	1,813	1,863
Interest-bearing deposits with banks	16,608	8,503
Cash and cash equivalents	63,117	59,796
Residential mortgage loans held for sale (at fair value)	22,717	12,498
Investments available-for-sale (at fair value)	907,283	858,433
Investments held-to-maturity — fair value of $104,124 and $137,787 at December 31, 2010 and 2009, respectively	101,590	132,593
Other equity securities	34,070	32,773
Total loans and leases	2,156,232	2,298,010
Less: allowance for loan and lease losses	(62,135)	(64,559)
Net loans and leases	2,094,097	2,233,451
Premises and equipment, net	49,004	49,606
Other real estate owned	9,493	7,464
Accrued interest receivable	12,570	13,653
Goodwill	76,816	76,816
Other intangible assets, net	6,579	8,537
Other assets	142,052	144,858
Total assets	$3,519,388	$3,630,478

Liabilities
Noninterest-bearing deposits	$566,812	$540,578
Interest-bearing deposits	1,983,060	2,156,264
Total deposits	2,549,872	2,696,842
Securites sold under retail repurchase agreements and federal funds purchased	96,243	89,062
Advances from FHLB	405,758	411,584
Subordinated debentures	35,000	35,000
Accrued interest payable and other liabilities	24,946	24,404
Total liabilities	3,111,819	3,256,892

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized 83,094, shares issued and outstanding at December 31, 2009; 83,094, net of discount of $2,999 at December 31, 2009	-	80,095
Common stock — par value $1.00; shares authorized 49,916,906; shares issued and outstanding 24,046,627 and 16,487,852 at December 31, 2010 and 2009, respectively	24,047	16,488
Warrants	3,699	3,699
Additional paid in capital	177,344	87,334
Retained earnings	205,099	188,622
Accumulated other comprehensive loss	(2,620)	(2,652)
Total stockholders' equity	407,569	373,586
Total liabilities and stockholders' equity	$3,519,388	$3,630,478

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2010	2009	2010	2009
Interest Income:
Interest and fees on loans and leases	$28,047	$30,320	$115,789	$126,899
Interest on loans held for sale	213	113	534	767
Interest on deposits with banks	19	37	177	149
Interest and dividends on securities:
Taxable	5,984	6,272	24,624	19,945
Exempt from federal income taxes	1,850	1,907	7,222	7,467
Interest on federal funds sold	1	-	3	3
Total interest income	36,114	38,649	148,349	155,230
Interest Expense:
Interest on deposits	3,193	6,803	16,934	34,921
Interest on retail repurchase agreements and federal funds purchased	71	83	269	308
Interest on advances from FHLB	3,650	3,703	14,599	14,708
Interest on subordinated debt	247	227	940	1,585
Total interest expense	7,161	10,816	32,742	51,522
Net interest income	28,953	27,833	115,607	103,708
Provision for loan and lease losses	2,323	21,084	25,908	76,762
Net interest income after provision for loan and lease losses	26,630	6,749	89,699	26,946
Non-interest Income:
Investment securities gains	473	211	796	418
Total other-than-temporary impairment ("OTTI") losses	(337)	-	(1,505)	-
Portion of OTTI losses recognized in other comprehensive income, before taxes	294	-	993	-
Net OTTI recognized in earnings	(43)	-	(512)	-
Service charges on deposit accounts	2,342	2,896	10,326	11,433
Gains on sales of mortgage loans	707	434	3,251	3,253
Fees on sales of investment products	974	761	3,438	2,823
Trust and investment management fees	2,799	2,358	10,287	9,421
Insurance agency commissions	1,334	1,098	5,229	5,236
Income from bank owned life insurance	695	730	2,800	2,906
Visa check fees	887	776	3,325	2,920
Other income	1,878	2,270	7,053	6,877
Total non-interest income	12,046	11,534	45,993	45,287
Non-interest Expenses:
Salaries and employee benefits	14,077	13,141	55,470	54,460
Occupancy expense of premises	2,852	2,702	11,477	10,710
Equipment expenses	1,153	1,359	4,808	5,691
Marketing	681	777	2,359	2,166
Outside data services	985	967	3,992	3,721
FDIC insurance	1,114	1,124	4,497	6,092
Amortization of intangible assets	472	496	1,959	3,646
Other expenses	5,191	4,757	18,561	16,599
Total non-interest expenses	26,525	25,323	103,123	103,085
Income (loss) before income taxes	12,151	(7,040)	32,569	(30,852)
Income tax expense (benefit)	3,875	(3,822)	9,049	(15,997)
Net income (loss)	$8,276	$(3,218)	$23,520	$(14,855)
Preferred stock dividends and discount accretion	1,672	1,203	6,149	4,810
Net income (loss) available to common stockholders	$6,604	$(4,421)	$17,371	$(19,665)

Net Income Per Share Amounts:
Basic net income (loss) per share	$0.34	$(0.20)	$1.05	$(0.90)
Basic net income (loss) per common share	0.27	(0.27)	0.78	(1.20)
Diluted net income (loss) per share	$0.34	$(0.20)	$1.05	$(0.90)
Diluted net income (loss) per common share	0.27	(0.27)	0.78	(1.20)
Dividends declared per common share	$0.01	$0.01	$0.04	$0.37

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010				2009
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$37,466	$38,688	$38,663	$38,368	$40,025	$40,516	$39,791	$39,737
Interest expense	7,161	7,868	8,512	9,201	10,816	12,783	14,220	13,703
Tax-equivalent net interest income	30,305	30,820	30,151	29,167	29,209	27,733	25,571	26,034
Tax-equivalent adjustment	1,352	1,321	1,155	1,008	1,376	1,331	1,123	1,009
Provision for loan and lease losses	2,323	2,453	6,107	15,025	21,084	34,450	10,615	10,613
Non-interest income	12,046	10,738	11,869	11,340	11,534	10,770	11,009	11,974
Non-interest expenses	26,525	25,339	25,953	25,306	25,323	26,675	26,837	24,250
Income (loss) before income taxes	12,151	12,445	8,805	(832)	(7,040)	(23,953)	(1,995)	2,136
Income tax expense (benefit)	3,875	3,961	2,546	(1,333)	(3,822)	(10,379)	(1,715)	(81)
Net Income (loss)	8,276	8,484	6,259	501	(3,218)	(13,574)	(280)	2,217
Net Income (loss) available to common stockholders	$6,604	$6,410	$5,056	$(699)	$(4,421)	$(14,779)	$(1,482)	$1,017
Financial ratios:
Return on average assets	0.73%	0.70%	0.56%	(0.08)%	(0.48)%	(1.62)%	(0.17)%	0.12%
Return on average common equity	6.34%	6.26%	5.13%	(0.92)%	(4.66)%	(19.01)%	(1.90)%	1.32%
Net interest margin	3.61%	3.64%	3.58%	3.56%	3.40%	3.27%	3.11%	3.39%
Efficiency ratio - GAAP (1)	64.70%	62.98%	63.51%	64.07%	64.36%	71.68%	75.70%	65.54%
Efficiency ratio - Non-GAAP (1)	62.15%	59.27%	60.59%	61.56%	61.29%	66.49%	70.58%	61.29%
Per share data:
Basic net income (loss) per share	$0.34	$0.35	$0.26	$0.03	$(0.20)	$(0.83)	$(0.02)	$0.14
Basic net income (loss) per common share	0.27	0.27	0.21	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Diluted net income (loss) per share	0.34	0.35	0.26	0.03	(0.20)	(0.83)	(0.02)	0.13
Diluted net income (loss) per common share	0.27	0.27	0.21	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Dividends declared per common share	0.01	0.01	0.01	0.01	0.01	0.12	0.12	0.12
Book value per common share	16.95	17.14	16.80	16.33	17.80	18.25	18.92	19.06
Average fully diluted shares	24,087,482	24,102,497	24,033,158	17,243,415	16,477,925	16,496,480	16,444,252	16,433,788
Non-interest income:
Securities gains	$473	$25	$95	$203	$211	$15	$30	$162
Net OTTI recognized in earnings	(43)	(380)	(89)	-	-	-	-	-
Service charges on deposit accounts	2,342	2,567	2,791	2,626	2,896	2,823	2,851	2,863
Gains on sales of mortgage loans	707	915	1,020	609	434	1,011	786	1,022
Fees on sales of investment products	974	782	941	741	761	740	622	700
Trust and investment management fees	2,799	2,505	2,534	2,449	2,358	2,406	2,370	2,287
Insurance agency commissions	1,334	978	928	1,989	1,098	1,048	1,040	2,050
Income from bank owned life insurance	695	709	703	693	730	740	725	711
Visa check fees	887	843	855	740	776	758	748	638
Other income	1,878	1,794	2,091	1,290	2,270	1,229	1,837	1,541
Total non-interest income	$12,046	$10,738	$11,869	$11,340	$11,534	$10,770	$11,009	$11,974
Non-interest expense:
Salaries and employee benefits	$14,077	$13,841	$14,181	$13,371	$13,141	$14,411	$13,704	$13,204
Occupancy expense of premises	2,852	2,826	2,709	3,090	2,702	2,685	2,548	2,775
Equipment expenses	1,153	1,137	1,304	1,214	1,359	1,444	1,374	1,514
Marketing	681	589	573	516	777	484	485	420
Outside data services	985	966	918	1,123	967	987	961	806
FDIC insurance	1,114	1,056	1,186	1,141	1,124	1,219	2,790	959
Amortization of intangible assets	472	495	496	496	496	1,048	1,047	1,055
Other expenses	5,191	4,429	4,586	4,355	4,757	4,397	3,928	3,517
Total non-interest expense	$26,525	$25,339	$25,953	$25,306	$25,323	$26,675	$26,837	$24,250

(1) The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010				2009
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$436,534	$442,723	$458,502	$460,129	$457,414	$455,312	$450,500	$461,359
Residential construction loans	91,273	92,485	86,393	83,902	92,283	115,258	138,923	163,861
Commercial mortgage loans	889,415	903,195	900,312	882,040	894,951	873,438	862,315	859,882
Commercial construction loans	92,714	96,823	95,357	130,064	131,789	174,052	199,278	222,805
Commercial business loans and leases	265,806	258,566	284,708	302,995	321,924	314,599	333,025	342,870
Consumer loans	380,490	391,415	393,560	397,527	399,649	401,623	405,348	411,068
Total loans and leases	2,156,232	2,185,207	2,218,832	2,256,657	2,298,010	2,334,282	2,389,389	2,461,845
Less: allowance for loan and lease losses	(62,135)	(67,282)	(71,377)	(69,575)	(64,559)	(62,937)	(58,317)	(59,798)
Net loans and leases	2,094,097	2,117,925	2,147,455	2,187,082	2,233,451	2,271,345	2,331,072	2,402,047
Goodwill	76,816	76,816	76,816	76,816	76,816	76,816	76,816	76,816
Other intangible assets, net	6,579	7,050	7,546	8,042	8,537	9,033	10,080	11,128
Total assets	3,519,388	3,606,617	3,701,150	3,673,246	3,630,478	3,632,391	3,617,497	3,519,432
Total deposits	2,549,872	2,585,496	2,659,956	2,653,448	2,696,842	2,683,487	2,650,845	2,553,912
Customer repurchase agreements	86,243	97,884	86,062	78,416	74,062	84,138	98,827	91,928
Total stockholders' equity	407,569	451,717	483,681	471,857	373,586	380,571	391,262	392,522
Quarterly average balance sheets:
Residential mortgage loans	$461,700	$466,437	$467,970	$462,803	$464,737	$460,772	$477,955	$481,721
Residential construction loans	92,033	87,522	85,617	89,732	106,115	123,892	150,914	176,811
Commercial mortgage loans	895,262	906,010	887,259	891,722	877,419	871,831	862,658	854,402
Commercial construction loans	96,498	96,502	115,965	131,265	165,784	191,021	216,897	224,229
Commercial business loans and leases	256,645	272,353	294,168	317,492	312,547	327,569	341,039	359,820
Consumer loans	387,375	393,491	395,833	398,233	401,164	401,930	408,200	408,843
Total loans and leases	2,189,513	2,222,315	2,246,812	2,291,247	2,327,766	2,377,015	2,457,663	2,505,826
Securities	1,112,128	1,058,175	1,013,756	970,681	1,026,179	956,350	772,878	536,981
Total earning assets	3,332,705	3,360,758	3,379,388	3,318,070	3,409,867	3,370,823	3,298,923	3,117,590
Total assets	3,594,812	3,620,881	3,645,090	3,591,786	3,672,382	3,627,617	3,549,185	3,375,715
Total interest-bearing liabilities	2,534,716	2,571,000	2,596,353	2,653,187	2,709,152	2,671,944	2,595,303	2,471,762
Noninterest-bearing demand deposits	587,570	568,835	547,245	524,313	549,347	532,462	527,713	476,361
Total deposits	2,584,025	2,607,190	2,612,633	2,640,853	2,718,882	2,661,108	2,581,837	2,431,471
Customer repurchase agreements	92,049	87,927	85,178	81,622	92,471	95,310	93,980	69,212
Total stockholders' equity	446,256	455,101	475,521	387,099	380,534	391,571	393,201	391,673
Capital and credit quality measures:
Average equity to average assets	12.41%	12.57%	13.05%	10.78%	10.36%	10.79%	11.08%	11.60%
Allowance for loan and lease losses to loans and leases	2.88%	3.08%	3.22%	3.08%	2.81%	2.70%	2.44%	2.43%
Non-performing loans to total loans	3.69%	4.27%	4.93%	6.05%	5.82%	6.14%	5.84%	4.90%
Non-performing assets to total assets	2.54%	2.87%	3.19%	3.90%	3.89%	4.14%	4.05%	3.57%
Annualized net charge-offs to average loans and leases (1)	1.37%	1.18%	0.77%	1.78%	3.34%	5.00%	1.97%	0.22%
Allowance for loan and lease losses to non-performing loans	78.03%	72.08%	65.30%	50.98%	48.28%	43.90%	41.80%	49.54%
Net charge-offs	$7,470	$6,548	$4,305	$10,009	$19,462	$29,831	$12,095	$1,341
Non-performing assets:
Non-accrual loans and leases	$63,327	$73,876	$83,887	$110,719	$111,180	$127,473	$123,117	$110,761
Loans and leases 90 days past due	14,154	18,268	24,226	25,085	19,001	15,491	16,004	9,545
Restructured loans and leases	2,148	1,199	1,199	682	3,549	395	395	395
Total non-performing loans	79,629	93,343	109,312	136,486	133,730	143,359	139,516	120,701
Other real estate owned, net	9,493	10,011	8,730	6,796	7,464	6,873	6,829	5,094
Other assets owned	200	200	-	-	-	-	-	-
Total non-performing assets	$89,322	$103,554	$118,042	$143,282	$141,194	$150,232	$146,345	$125,795
(1) Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Three Months Ended December 31,
	2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (2)	$461,700	$5,849	5.09%	$464,737	$6,540	5.63%
Residential construction loans	92,033	993	4.28	106,115	1,332	4.98
Commercial mortgage loans	895,262	13,418	5.95	877,419	13,501	6.10
Commercial construction loans	96,498	919	3.78	165,784	957	2.29
Commercial business loans and leases	256,645	3,355	5.19	312,547	4,124	5.24
Consumer loans	387,375	3,726	3.84	401,164	3,979	3.95
Total loans and leases (3)	2,189,513	28,260	5.13	2,327,766	30,433	5.20
Taxable securities	934,784	6,403	2.68	854,637	6,633	3.04
Tax-exempt securities (4)	177,344	2,783	6.28	171,542	2,922	6.85
Interest-bearing deposits with banks	29,410	19	0.26	54,359	37	0.27
Federal funds sold	1,654	1	0.18	1,563	-	0.13
Total interest-earning assets	3,332,705	37,466	4.46	3,409,867	40,025	4.66

Less: allowance for loan and lease losses	(67,164)			(65,093)
Cash and due from banks	45,042			44,646
Premises and equipment, net	48,326			49,894
Other assets	235,903			233,068
Total assets	$3,594,812			$3,672,382

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$302,401	68	0.09%	$262,327	94	0.14%
Regular savings deposits	169,021	36	0.08	153,692	34	0.09
Money market savings deposits	882,323	1,009	0.45	935,980	2,035	0.86
Time deposits	642,710	2,080	1.28	817,536	4,640	2.25
Total interest-bearing deposits	1,996,455	3,193	0.63	2,169,535	6,803	1.24
Other borrowings	96,016	71	0.30	92,906	83	0.35
Advances from FHLB	407,245	3,650	3.56	411,711	3,703	3.57
Subordinated debentures	35,000	247	2.82	35,000	227	2.59
Total interest-bearing liabilities	2,534,716	7,161	1.12	2,709,152	10,816	1.59

Noninterest-bearing demand deposits	587,570			549,347
Other liabilities	26,270			33,349
Stockholders' equity	446,256			380,534
Total liabilities and stockholders' equity	$3,594,812			$3,672,382

Net interest income and spread		$30,305	3.34%		$29,209	3.07%
Less: tax-equivalent adjustment		1,352			1,376
Net interest income		$28,953			$27,833

Interest income/earning assets			4.46%			4.66%
Interest expense/earning assets			0.85			1.26
Net interest margin			3.61%			3.40%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and  2009. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.4 million and $1.4 million in 2010 and 2009, respectively.

(2)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(3)	Non-accrual loans are included in the average balances.
(4)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Twelve Months Ended December 31,
	2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (2)	$464,462	$24,838	5.35%	$471,221	$27,560	5.85%
Residential construction loans	88,729	4,037	4.55	139,197	7,165	5.15
Commercial mortgage loans	895,103	53,877	6.02	866,655	53,280	6.15
Commercial construction loans	109,925	3,576	3.25	199,299	5,669	2.84
Commercial business loans and leases	284,963	14,789	5.19	335,093	17,991	5.37
Consumer loans	393,703	15,206	3.88	405,005	16,001	3.96
Total loans and leases (3)	2,236,885	116,323	5.20	2,416,470	127,666	5.28
Taxable securities	875,292	25,630	2.93	662,853	20,784	3.14
Tax-exempt securities (4)	163,834	11,052	6.75	161,949	11,467	7.08
Interest-bearing deposits with banks	69,755	177	0.25	56,980	149	0.26
Federal funds sold	1,773	3	0.17	2,045	3	0.19
Total interest-earning assets	3,347,539	153,185	4.58	3,300,297	160,069	4.85

Less: allowance for loan and lease losses	(69,393)			(59,961)
Cash and due from banks	44,736			45,038
Premises and equipment, net	48,738			50,649
Other assets	241,368			221,211
Total assets	$3,612,988			$3,557,234

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$292,106	324	0.11%	$254,047	420	0.17%
Regular savings deposits	165,032	164	0.10	152,383	210	0.14
Money market savings deposits	890,187	5,015	0.56	841,336	10,725	1.27
Time deposits	706,487	11,431	1.62	829,817	23,566	2.84
Total interest-bearing deposits	2,053,812	16,934	0.82	2,077,583	34,921	1.68
Other borrowings	89,932	269	0.30	88,198	308	0.35
Advances from FHLB	409,697	14,599	3.56	412,074	14,708	3.57
Subordinated debentures	35,000	940	2.69	35,000	1,585	4.53
Total interest-bearing liabilities	2,588,441	32,742	1.27	2,612,855	51,522	1.97

Noninterest-bearing demand deposits	557,197			521,701
Other liabilities	26,155			33,457
Stockholders' equity	441,195			389,221
Total liabilities and stockholders' equity	$3,612,988			$3,557,234

Net interest income and spread		$120,443	3.31%		$108,547	2.88%
Less: tax-equivalent adjustment		4,836			4,839
Net interest income		$115,607			$103,708

Interest income/earning assets			4.58%			4.85%
Interest expense/earning assets			0.98			1.56
Net interest margin			3.60%			3.29%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and  2009. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.8 million and $4.8 million in 2010 and 2009, respectively.

(2)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(3)	Non-accrual loans are included in the average balances.
(4)	Includes only investments that are exempt from federal taxes.